ITEM 9.01.3

ASSIGNMENT OF MEMBERSHIP INTEREST IN 807 ESPLANADE AVE. MT, LLC

FOR VALUE RECEIVED, and in accordance with the terms of the Loan Workout Agreement entered into as of August 28, 2014 between PALM FINANCE CORPORATION, a California corporation ("**Palm**"), SEVEN ARTS ENTERTAINMENT, INC., a Nevada corporation ("**SAE**") and SEVEN ARTS FILMED ENTERTAINMENT LOUISIANA, LLC., a Louisiana limited liability company ("**SAFELA**"), SAFELA hereby assigns and transfers to Palm all of its membership interest in 807 Esplanade Ave. MT, LLC., a Louisiana limited liability company ("MT") and all rights associated therewith, which SAFELA represents consists of a 2.5% membership interest in MT.

SEVEN ARTS FILMED ENTERTAIMENT
LOUISIANA, LLC,
a Louisiana limited liability company

By: ______________________
Name: Peter Hoffman
Title: Gen. Counsel

03464.0525.6880982.2

ASSIGNMENT OF MEMBERSHIP INTEREST IN NEW MOON PICTURES, LLC

FOR VALUE RECEIVED, and in accordance with the terms of the 807 Esplanade Assignment Agreement entered into as of August 28, 2014 between PALM FINANCE CORPORATION, a California corporation ("**Palm**"), BRIGHT IDEA PRODUCTIONS, LLC, a Louisiana limited liability company, ("**Bright Idea**"), SUSAN HOFFMAN, an unmarried woman, and Peter Hoffman, an unmarried man, Bright Idea assigns and transfers to Palm all of its membership interest in New Moon Pictures, LLC, a Louisiana limited liability company and all rights associated therewith, which Bright Idea and Susan Hoffman represent and warrant consists of a 100% membership interest in New Moon Pictures, LLC and that there are no other equity securities or rights to acquire equity securities or any other interests in New Moon Pictures, LLC.

BRIGHT IDEA PRODUCTIONS, INC., a Louisiana limited liability company

By: *Susan Hoffman*
Name: Susan Hoffman
Title: Sole Member and Manager

SUSAN HOFFMAN

Susan Hoffman